Exhibit 99.1


For Immediate Release
---------------------

                  ATMI REPORTS SECOND QUARTER FINANCIAL RESULTS

      DANBURY, CT -- July 20, 2005 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced revenues of $69.3 million for the second quarter of 2005, an increase of 14% from $61 million in the second quarter of 2004, and a 5% increase from $66.1 million in the first quarter of 2005.

      Net income for the second quarter of 2005 grew 37% to $8.0 million, or $0.22 per diluted share, compared with $5.8 million from continuing operations, or $0.18 per diluted share, for the second quarter of 2004. Reported net income for the second quarter of 2004 was $7.9 million, or $0.25 per diluted share, which included $2.1 million or $0.07 of earnings from our discontinued operations, all of which were sold during 2004. The 2005 three- and six-month earnings per share calculations include the weighted-average effect of the conversion of $115 million of convertible debt into an incremental 5.183 million common shares in April 2005.

      Doug Neugold, ATMI President and Chief Executive Officer, said, "The strengthening in wafer starts that began at the end of the last quarter continued through this quarter, and appears to be broad based. Our interactions with customers at Semicon West regarding existing technologies reinforce our optimism about the SDS and packaging product lines. We expect advanced technology ramps to continue in the second half, which should further strengthen ATMI's revenue growth. Our main focus at this point is ensuring that we achieve our manufacturing ramps in support of our key customers."

      For the six months ended June 30, 2005, revenues were $135.4 million, an increase of 16% compared with revenues of $117.0 million for the first half of 2004. Net income was $14.0 million, or $0.41 per diluted share, compared with $9.8 million from continuing operations, or $0.31 per diluted share, last year. Reported net income for the first six months of 2004 was $14.0 million, or $0.44 per diluted share, which includes $0.13 per diluted share of earnings from discontinued operations in 2004.


                                   -- more --

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ATMI Reports Second Quarter Financial Results -- Page 2


      Dan Sharkey, ATMI Chief Financial Officer said, "Our wafer start-driven business delivered another quarter of solid revenue growth, and generated approximately $14 million of cash from operations. Gross margins at 50.3% were flat when compared with 50.3% for the second quarter of 2004, but down from the 51.7% generated in the first quarter of this year. The sequential margin decline resulted from operating parallel facilities in preparation for the move of our packaging manufacturing operations, along with a slight impact from product mix."

      "With wafer start momentum picking up, we expect revenues in the second half to grow nicely. For the third quarter, we anticipate revenues between $70 million and $74 million, with earnings per diluted share between $0.21 and $0.25. This is based on our belief that worldwide wafer starts should show additional strength and that copper wafer starts will maintain their current outsized growth rate."

      ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. For more information, please visit atmi.com.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2005 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.


Note: A conference call (800.289.0743) discussing financial results will begin at 11:00 a.m. Eastern time, July 20, 2005. A replay (888.203.1112, PIN 5433323)
of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.

                                     # # # #
                                  TABLES FOLLOW

For more information contact:
      Dean Hamilton
      ATMI
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com
      ------------------

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ATMI Reports Second Quarter Financial Results -- Page 3


                                   ATMI, INC.
                          SUMMARY STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                             Three Months Ended
                                                                  June 30,
                                                             ------------------
                                                               2005       2004
                                                            --------   --------

Revenues                                                    $ 69,269   $ 60,978
Cost of revenues                                              34,457     30,299
                                                            --------   --------
Gross profit                                                  34,812     30,679
Operating expenses
  R & D                                                        5,711      4,786
  S, G, & A                                                   18,506     16,196
                                                            --------   --------
                                                              24,217     20,982

Operating income                                              10,595      9,697

Other income (expense), net                                    1,297       (886)
                                                            --------   --------

Income before income taxes                                    11,892      8,811

Income taxes                                                   3,925      2,996
                                                            --------   --------

Income from continuing operations                              7,967      5,815

Income from operations of discontinued operations               --        1,714
Gain on disposal of discontinued operations                     --          333
                                                            --------   --------

Net income                                                  $  7,967   $  7,862
                                                            ========   ========

Diluted earnings per share from continuing operations       $   0.22   $   0.18
Diluted earnings per share from operations of
discontinued operations                                         --     $   0.06
Diluted earnings per share from gain on disposal of
discontinued operations                                         --     $   0.01
                                                            --------   --------
Diluted earnings per share                                  $   0.22   $   0.25

Weighted average shares outstanding                           37,034     31,711

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ATMI Reports Second Quarter Financial Results -- Page 4


                                   ATMI, INC.
                          SUMMARY STATEMENTS OF INCOME
                      (in thousands, except per share data)

                                                             Six Months Ended
                                                                 June 30,
                                                          --------------------
                                                              2005        2004
                                                          ---------   ---------

Revenues                                                  $ 135,366   $ 116,997
Cost of revenues                                             66,370      59,091
                                                          ---------   ---------
Gross profit                                                 68,996      57,906
Operating expenses
  R & D                                                      10,995       9,527
  S, G, & A                                                  37,940      31,880
                                                          ---------   ---------
                                                             48,935      41,407

Operating income                                             20,061      16,499

Other income (expense), net                                     964      (1,583)
                                                          ---------   ---------

Income before income taxes                                   21,025      14,916

Income taxes                                                  7,007       5,133
                                                          ---------   ---------

Income from continuing operations                            14,018       9,783

Income from operations of discontinued operations              --         2,834
Gain on disposal of discontinued operations                    --         1,357
                                                          ---------   ---------

Net income                                                $  14,018   $  13,974
                                                          =========   =========

Diluted earnings per share from continuing operations $ 0.41 $ 0.31 Diluted earnings per share from operations of
discontinued operations                                        --     $    0.09
Diluted earnings per share from gain on disposal of
discontinued operations                                        --     $    0.04
                                                          ---------   ---------
Diluted earnings per share                                $    0.41   $    0.44

Weighted average shares outstanding                          34,533      31,747

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ATMI Reports Second Quarter Financial Results -- Page 5



                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (in thousands)


Balance Sheet Highlights                                 June 30,   December 31,
                                                           2005         2004
                                                         --------   -----------
Assets
   Cash & marketable securities                          $254,091     $238,960
   Accounts receivable, net                                43,294       43,680
   Inventory, net                                          38,185       36,918
   Other current assets                                    27,114       31,340
                                                         --------     --------
      Total current assets                                362,684      350,898
   Fixed assets, net                                       77,975       69,758
   Other assets                                            44,660       49,444
                                                         --------     --------
        Total assets                                     $485,319     $470,100
                                                         --------     --------

Liabilities and stockholders' equity
   Accounts payable                                      $  9,341     $ 16,174
   Short-term debt                                             81          220
   Other current liabilities                               32,752       37,875
                                                         --------     --------

     Total current liabilities                             42,174       54,269
   Long-term debt                                              37      115,084
   Other long-term liabilities                              3,242        3,171
   Stockholders' equity                                   439,866      297,576
                                                         --------     --------
      Total liabilities & stockholders' equity           $485,319     $470,100
                                                         --------     --------